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                                                                   EXHIBIT 23.3

                               CONSENT OF COUNSEL

     Lyon & Lyon consents to the reference to it under the caption EXPERTS in the Registration Statement and related Prospectus of Nanogen, Inc. for the registration of Nanogen's common stock.

Date: March 19, 1998                     By: /s/ DAVID B. MURPHY
                                             -----------------------------------
                                             David B. Murphy
                                             Partner
                                             LYON & LYON LLP